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                                                                    EXHIBIT 99.1

Schedule 13G                      Forms
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                                                       Page 18 of 19 Pages


                 JOINT FILING AGREEMENT AND POWER OF ATTORNEY

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.01, of PhotoWorks, Inc., a Washington corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

     Each of The Tahoma Fund, L.L.C., Orca Bay Capital Corporation, Orca Bay Partners,, L.L.C., John E. McCaw, Jr., Tim and Alexa Carver, husband and wife, Stanley McCammon, Ross Chapin, and Aaron Singleton (the "Named Parties") hereby constitute and appoint each of Stanley McCammon and Ross Chapin, acting singly, as the true and lawful attorneys-in-fact, with full power of substitution in any and all capacities, to execute for and on behalf of the Named Parties, the
Schedule 13G to which this Joint Filing Agreement and Power of Attorney is an exhibit and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, the issuer and relevant stock exchanges. Each of the Named Parties hereby grants to such attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the attorney-in-fact might or could, and hereby ratifies and confirms all that said attorneys-in-fact or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 13(d) of the Securities Exchange Act of 1934.

     The powers hereby conferred upon the said attorneys-in-fact shall continue in force until notice of the revocation of this Power of Attorney has been received by the said attorneys-in-fact.

     ORCA BAY PARTNERS, L.L.C.                    Date: February 23, 2000
     By: /s/ Stanley McCammon                          -------------------------
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        Stanley McCammon, Manager


     THE TAHOMA FUND, L.L.C.                      Date: February 23, 2000
                                                       -------------------------
     By:  Orca Bay Partners, L.L.C., its Manager
          By: /s/ Stanley McCammon
             -----------------------------------
             Stanley McCammon, Manager
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Schedule 13G                      Forms
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                                                       Page 19 of 19 Pages


     ORCA BAY CAPITAL CORPORATION                 Date: February 23, 2000
                                                       -------------------------
     By: /s/ Stanley McCammon
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        Stanley McCammon, President


     /s/ Tim Carver                               Date: February 23, 2000
     ------------------------------                    -------------------------
     Tim Carver

     /s/ Alexa Carver                             Date: February 23, 2000
     ------------------------------                    -------------------------
     Alexa Carver

     /s/ Stanley McCammon                         Date: February 23, 2000
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     Stanley McCammon

     /s/ Aaron Singleton                          Date: February 23, 2000
     ------------------------------                    -------------------------
     Aaron Singleton

     /s/ Ross Chapin                              Date: February 23, 2000
     ------------------------------                    -------------------------
     Ross Chapin

     /s/ John E. McCaw, Jr.                       Date: February 23, 2000
     ------------------------------                    -------------------------
     John E. McCaw, Jr.